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                                                                    EXHIBIT 10.4

                       FOUNDATION CAPITAL RESOURCES, INC.
                           INTEREST REINVESTMENT PLAN

                     REDEEMABLE CERTIFICATES OF INDEBTEDNESS

        Foundation Capital Resources, Inc., a Georgia corporation (the "Company"), has adopted an Interest Reinvestment Plan (the "IRP"), the terms and conditions of which are set forth below.

        1. As agent for the Certificate holders who purchase Redeemable Certificates of Indebtedness (the "Certificates"), pursuant to the Company's prospectus dated _____, 2002 (the "Offering") and elect to participate in the IRP (the "Participants"), the Company will apply all interest paid with respect to the Certificate held by each Participant (the "Interest Payments"), on each interest payment date, will be held by the Company and compounded until maturity at the interest rate of the original Certificate if permitted under state securities laws and, if not, through the broker/dealer registered in the Participant's state of residence. Purchases under the IRP are not subject to selling commissions or other distribution-type fees and costs.

        2. Procedures for Participation. Any Certificate holder who purchases
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Certificates in the Offering may elect to become a Participant by completing and executing the Subscription Agreement. Participation in the IRP will begin with the next interest payment date after receipt of a Participant's subscription. Interest earned on the original Certificate will be held and compounded, on each interest payment date, until maturity at the interest rate of the original Certificate. The interest payment dates on the Certificates are June 1 and December 1.

        3. Tax Obligations. It is understood that reinvestment of Interest
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Payments does not relieve a Participant of any income tax liability which may be payable on the Interest Payments.

        4. Annual Reports. Within ninety (90) days after the end of the
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Company's fiscal year, the Company will provide each Participant with an individualized report on his or her investment, including the purchase date and the amount of interest received during the prior fiscal year.

        5. Termination by Participant. A Participant may terminate participation
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in the IRP at any time, without penalty, by delivering to the Company a written notice, a minimum of sixty (60) business days prior to the next Interest
Payment only on the interest payment dates. Upon termination, future interest payments will be distributed to the Participant. Any transfer of ownership by a Participant to a non-Participant will terminate participation in the IRP. If the transferee of Certificate desires to participate in the IRP, it will be required to file its own election. Within approximately sixty (60) days after the transfer of a Certificate and termination of the original Certificate holder's participation in the IRP, the Company will forward to such person the interest that was being held under the IRP.

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        6. Amendment or Termination of IRP by the Company. The Directors of the
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Company may by majority vote (including a majority of Independent Directors)
amend or terminate the IRP for any reason upon ninety (90) days' written notice to the Participants.

        7. Restrictions. Participants in the IRP may not sell, pledge,
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hypothecate or otherwise assign or transfer their account, any interest therein or any cash. No attempt at any such sale, pledge, hypothecation or other assignment or transfer will be effective.

        8. Liability of the Company. The Company shall not be liable for any act
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done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the Interest Payments. To the extent that indemnification may apply to liabilities arising under the Act or the securities act of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

        9. Governing Law. This IRP shall be governed by the laws of the State of
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Georgia.